PRESS RELEASE
                            For Immediate Release

Date:      October 18, 2004
Contact:   Bruce W. Teeters, Sr. Vice President
Phone:    (386) 274-2202
Facsimile:(386) 274-1223

              CONSOLIDATED TOMOKA ANNOUNCES THIRD QUARTER EARNINGS

    DAYTONA BEACH FLORIDA - Consolidated-Tomoka Land Co. (AMEX CTO) announced today net income of $732,535 or $.13 per share and earnings before depreciation, amortization and deferred taxes (EBDDT) of $1,120,425 or $.20 per share for the quarter ended September 30, 2004. The comparable numbers for the third quarter of 2003 were a net loss of $110,600 or $.02 per share and EBDDT of $382,508 or $.07 per share. For the nine months ended September 30, 2004, net income totaled $1,092,529 or $.19 per share, compared with net income of $1,390,043 or $.25 per share in 2003. EBDDT totaled $2,303,698 or $.41 per share in 2004's first nine months, compared with $3,125,680 or $.56 per share in 2003 for the same period.
    EBDDT is being provided to reflect the impact of the Company's business strategy of investing in income properties. This strategy generates significant amounts of depreciation and deferred taxes. The Company believes EBDDT is useful, along with net income, to understanding the Company's operating results.
    William McMunn, president and chief executive officer, stated, "Third quarter operating results were favorably impacted by higher land sales profit compared with the 2003 same period. We continue to increase our holdings of income-generating properties and reported increased revenues from net-lease properties this quarter. This included five free-standing properties acquired in the first half of 2004. Management is concentrating on closing a back log of pending contracts prior to December 31, 2004. As we convert our portfolio of land to income properties, we expect to create a more predictable revenue stream going forward. "
    Consolidated-Tomoka Land Co. is a Florida-based Company primarily engaged in the real estate industry. Real estate operations include investment in and development of land holdings in the Daytona Beach area and the ownership of income properties strategically located in rapid-growth areas in Florida and Atlanta, Georgia.


                                 EARNINGS NEWS RELEASE


                                                         QUARTER ENDED
                                                  --------------------------

                                                 SEPTEMBER 30,   SEPTEMBER 30,
                                                     2004            2003
                                                -----------      ----------
REVENUES
                                                  $4,194,731      $2,753,871
NET INCOME (LOSS)
                                                    $732,535       ($110,600)

BASIC & DILUTED EARNINGS PER SHARE:

  NET INCOME(LOSS)
                                                      $0.13          ($0.02)



                                                      NINE MONTHS ENDED
                                                  --------------------------
                                                 SEPTEMBER 30,    SEPTEMBER 30,
                                                     2004            2003
                                                 ----------      ----------
REVENUES                                        $12,345,077     $11,790,194

NET INCOME

                                                 $1,092,529      $1,390,043

BASIC & DILUTED EARNINGS PER SHARE:

  NET INCOME                                          $0.19           $0.25


            RECONCILIATION OF NET INCOME TO EARNINGS BEFORE
             DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES

                                                         QUARTER ENDED
                                                   -----------   ------------
                                                  SEPTEMBER 30,   SEPTEMBER 30,
                                                       2004          2003
                                                   -----------   ------------
Net Income (Loss)                                  $ 732,535     ($110,600)

Add Back:

     Depreciation and Amortization                    348,465      252,037

     Deferred Taxes                                    39,425      241,071
                                                    ---------     --------
Earnings Before Depreciation,
 Amortization, and Deferred Taxes                 $ 1,120,425     $382,508
                                                    ==========    ========

EBDDT Per Share                                         $0.20        $0.07
                                                         ====        =====

                   RECONCILIATION OF NET INCOME TO EARNINGS BEFORE
                   DEPRECIATION, AMORTIZATION AND DEFERRED TAXES

                                                          NINE MONTHS ENDED
                                                   -----------------------------
                                                    SEPTEMBER 30,   SEPTEMBER 30,
                                                        2004            2003
                                                   ------------    ------------
Net Income                                        $ 1,092,529     $ 1,390,043

Add Back:

     Depreciation and Amortization                    964,412         802,215

     Deferred Taxes                                   246,757         933,422
                                                   ----------      ----------
Earnings Before Depreciation,
 Amortization, and Deferred Taxes                 $ 2,303,698     $ 3,125,680
                                                   ==========      ==========

EBDDT Per Share                                         $0.41           $0.56
                                                         ====            ====

EBDDT - Earnings Before Depreciation, Amortization, and Deferred Taxes. EBDDT is not a measure of operating results or cash flows from operating activities as defined by accounting principles generally accepted in the United States of America. Further, EBDDT is not necessarily indicative of cash availability to fund cash needs and should not be considered as an alternative to cash flow as a measure of liquidity. The Company believes, however, that EBDDT provides relevant information about operations and is useful, along with net income, for an understanding of the Company's operating results.

EBDDT is calculated by adding depreciation, amortization, and deferred income taxes to net income as they represent non-cash charges.

                     CONSOLIDATED-TOMOKA LAND CO.
                      CONSOLIDATED BALANCE SHEET


                                                     (Unaudited)
                                                    September 30,   December 31,
                                                        2004            2003
                                                    ------------    -----------
ASSETS
Cash                                                 $   923,143    $ 1,026,210
Restricted Cash                                        1,590,973     19,359,098
Investment Securities                                  3,128,029      3,891,697
Notes Receivable                                       6,617,918      9,150,217
Real Estate Held for Development and Sale             13,037,190     11,659,581
Intangible Assets                                      2,765,904      1,270,307
Other Assets                                           2,365,659      2,665,653
                                                      ----------     ----------
                                                     $30,428,816    $49,022,763
                                                      ----------     ----------
Property, Plant and Equipment:
 Land, Timber and Subsurface Interests               $ 1,997,085    $ 1,984,529
 Golf Buildings, Improvements and Equipment           11,320,964     11,277,853
 Income Properties Land, Buildings and Improvements   58,708,711     38,442,481
 Other Furnishings and Equipment                         960,346        954,575
                                                      ----------     ----------
  Total Property, Plant and Equipment                 72,987,106     52,659,438
Less Accumulated Depreciation and Amortization        (4,450,490)    (3,776,223)
                                                      ----------     ----------
 Net - Property, Plant and Equipment                  68,536,616     48,883,215
                                                      ----------     ----------
 TOTAL ASSETS                                        $98,965,432    $97,905,978
                                                      ==========     ==========
LIABILITIES
Accounts Payable                                     $   176,125    $   105,922
Accrued Liabilities                                    4,378,941      3,510,824
Income Taxes Payable                                     469,127         25,868
Deferred Income Taxes                                 17,591,256     17,344,499
Deferred profit                                        1,131,135      1,131,135
Notes Payable                                          9,255,460     10,129,951
                                                      ----------     ----------
     TOTAL LIABILITIES                                33,002,044     32,248,199
                                                      ----------     ----------
SHAREHOLDERS' EQUITY
Common Stock                                           5,636,936      5,623,442
Additional Paid in Capital                             1,751,612      1,514,339
Retained Earnings                                     59,152,036     59,129,692
Accumulated Other Comprehensive Loss                 (   577,196)    (  609,694)
                                                      ----------     ----------
     TOTAL SHAREHOLDERS' EQUITY                       65,963,388     65,657,779
                                                      ----------     ----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $98,965,432    $97,905,978
                                                      ==========     ==========

                            "Safe Harbor"
    Certain statements contained in this press release (other than the financial statements and statements of historical fact), are forward-looking statements. The words "believe," "estimate," "expect," "intend," "anticipate," "will," "could," "may," "should," "plan," "potential," "predict," "forecast,"and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Forward-looking statements are made based upon management's expectations and beliefs concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.

    The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2004, and thereafter include many factors that are beyond the Company's ability to control or estimate precisely. These risks and uncertainties include, but are not limited to, the market demand of the Company's real estate parcels, income properties, timber and other products; the impact of competitive real estate; changes in pricing by the Company or its competitors; the costs and other effects of complying with environmental and other regulatory requirements; losses due to natural disasters; and changes in national, regional or local economic and political conditions, such as inflation, deflation, or fluctuation in interest rates.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.